UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 7, 2012

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania		19102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed by press release and by the filing of a Current Report on Form 8-K on April 27, 2012, effective as of the 2012 Annual Meeting of Shareholders held on June 7, 2012, the Board of Trustees of Pennsylvania Real Estate Investment Trust (the “Company”) appointed Joseph F. Coradino as the Chief Executive Officer of the Company. Mr. Coradino succeeded Ronald Rubin, who retired as Chief Executive Officer, but is remaining as Executive Chairman. In connection with these changing roles, on April 25, 2012, the Company entered into amended employment agreements with Mr. Coradino and Mr. Rubin, effective as of June 7, 2012.

Pursuant to those amended employment agreements, on June 7, 2012, the Company entered into amended Nonqualified Supplemental Executive Retirement Agreements between the Company and each of Mr. Coradino and Mr. Rubin that (i) increased the deemed contribution to Mr. Coradino’s nonqualified supplemental executive retirement plan to $50,000 for 2012 and each year thereafter, (ii) reduced the deemed contribution to Mr. Rubin’s nonqualified supplemental executive retirement plan to $71,500 for 2012, and to $50,000 for 2013 and each year thereafter, and (iii) reduced the interest earned on deemed contributions to the plans, including those deemed contributed before, during or after 2012, to a rate of 5.0 percent per annum, compounded annually. Copies of these amendments are filed as exhibits to this Current Report on Form 8-K. The above description of the changes to the Nonqualified Supplemental Executive Retirement Agreement of each of Mr. Coradino and Mr. Rubin is qualified by reference to the full text of the amended agreements.

Item 5.03 Amendments To Articles Of Incorporation Or Bylaws; Change In Fiscal Year.

On June 7, 2012, Pennsylvania Real Estate Investment Trust (the “Company”) held its Annual Meeting of Shareholders. At the Annual Meeting, the holders of common shares of beneficial interest of the Company voted to approve an amendment to the Company’s Trust Agreement to increase the total number of authorized common shares from 100,000,000 to 200,000,000.

This Amendment to the Amended and Restated Trust Agreement became effective on June 7, 2012 upon filing with the Secretary of State of the Commonwealth of Pennsylvania. A copy of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07 Submission Of Matters To A Vote Of Security Holders

On June 7, 2012, the Company held its Annual Meeting of Shareholders. The following matters were submitted to a vote of shareholders at the Annual Meeting, and the voting results were as follows:

1. The Company’s shareholders elected the following nominees as trustees, each to hold office until the Annual Meeting of Shareholders to be held in 2013 and until their respective successors have been duly elected and have qualified, by the vote set forth below:

Nominee	For	Withhold	Broker Non Votes
Stephen B. Cohen	39,483,019	491,879	10,695,979

Joseph F. Coradino	39,458,891	516,007	10,695,979

M. Walter D’Alessio	39,450,552	524,346	10,695,979

Edward A. Glickman	37,576,105	2,398,793	10,695,979

Rosemarie B. Greco	39,495,514	479,384	10,695,979

Leonard I. Korman	39,301,118	673,780	10,695,979

Ira M. Lubert	39,337,202	637,696	10,695,979

Donald F. Mazziotti	39,441,843	533,055	10,695,979

Mark E. Pasquerilla	39,260,231	714,667	10,695,979

John J. Roberts	39,470,783	504,115	10,695,979

George F. Rubin	37,434,720	2,540,178	10,695,979

Ronald Rubin	37,495,814	2,479,084	10,695,979

2. The Company’s shareholders approved, on an advisory basis, the Company’s executive compensation as disclosed in the Proxy Statement, as follows:

For	Against	Abstain	Broker Non Votes
38,147,870	1,570,447	256,581	10,695,979

3. The Company’s shareholders approved the Second Amended and Restated Pennsylvania Real Estate Investment Trust 2003 Equity Incentive Plan, as follows

For	Against	Abstain	Broker Non Votes
35,155,526	4,639,268	180,104	10,695,979

The number of shares voted represents a majority of the shares outstanding and entitled to vote on this proposal.

4. The Company’s shareholders approved the amendment of the Company’s Trust Agreement to increase the number of authorized common shares, as follows:

For	Against	Abstain	Broker Non Votes
37,828,534	2,036,733	109,631	10,695,979

5. The Company’s shareholders ratified the Audit Committee’s selection of KPMG LLP as the Trust’s independent auditors for 2012, as follows:

For	Against	Abstain
49,639,713	824,341	206,823

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1 Amendment, dated June 7, 2012, to Amended and Restated Trust Agreement of Pennsylvania Real Estate Investment Trust dated December 18, 2008, as amedned.

10.1 Amended and Restated Nonqualified Supplemental Executive Retirement Agreement dated as of June 7, 2012 by and between the Company and Joseph F. Coradino.

10.2 Amended and Restated Nonqualified Supplemental Executive Retirement Agreement dated as of June 7, 2012 by and between the Company and Ronald Rubin.

10.3 Pennsylvania Real Estate Investment Trust Second Amended and Restated 2003 Equity Incentive Plan.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: June 12, 2012	By:	/s/ Bruce Goldman
Bruce Goldman
Executive Vice President and General Counsel